As filed with the Securities and Exchange Commission on May 14, 2010

File No.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

THREE G HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Nevada	1741	27-1897658
(State or jurisdiction of incorporation or organization)	(Primary Industrial Classification Code No.)	I.R.S. Employer Identification No.

15151 Surveyor Blvd, Ste A, Addison, Texas 75001     (972) 237-9616
(Address, including the ZIP code & telephone number, including area code of Registrant's principal executive office)

15151 Surveyor Blvd, Ste A, Addison, Texas 75001     (972) 237-9616
 (Address of principal place of business or intended principal place of business)

Gary Pilant
15151 Surveyor Blvd, Ste A, Addison, Texas 75001     (972) 237-9616
 (Name, address, including zip code, and telephone number, including area code of agent for service)

Copies to:
Bradley D. Harrison
Law Office of Bradley D. Harrison
8318 Trail Lake Dr.
Rowlett, Texas 75088
(972) 412-5041 Tel
(214) 607-1729 Fax

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the securities Act registration number of the earlier effective registration statement for the same offering. |_|
 _________________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the securities Act registration number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the securities Act registration number of the earlier effective registration statement for the same offering. |_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. |_|
_________________

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Offering Price Per Share(1)	Minimum/ Maximum Proposed Aggregate Offering(1)	Amount of Registration Fee
Common stock, $0.001 par value Minimum Maximum	80,000 800,000	$0.75 $0.75	$ 60,000 $600,000	$ 10 $ 64
Total maximum	800,000	$0.75	$600,000	$ 64

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that the registration statement shall hereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933. |X|

(1) Estimated solely for the purpose of calculating the registration fee.

No dealer, salesman or any other person has been authorized to give any quotation or to make any representations in connection with the offering described herein, other than those contained in this Prospectus.  If given or made, such other information or representation'; must not he relied upon as having been authorized by the Company or by any Underwriter.  This Prospectus does not constitute an offer to sell, or a solicitation of an otter to buy any securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such an offer or solicitation in such jurisdiction.

TABLE OF CONTENTS
Prospectus Summary	3
Corporate Information	5
Summary Financial Data	5
Risk Factors	6
Forward Looking Statements	8
Dilution	8
Plan of Distribution	9
Use of Proceeds	10
Description of Business	11
Description of Property	13
Management’s Discussion and Plan of Operations	14
Director’s, Executive Officers and Significant Employees	15
Remuneration of Officers and Directors	16
Interest of Management and Others in Certain Transactions	17
Principal Shareholders	17
Significant Parties	17
Securities Being Offered	18
Relationship with Issuer of Experts Named in Registration Statement	18
Legal Proceedings	18
Changes In and Disagreements with Accountants on Accounting and Financial Disclosure	18
Disclosure of Commission Position of Indemnification for Securities Act Liabilities	18
Legal Matters	19
Experts	19
Dividend Policy	19
Capitalization	19
Transfer Agent	20
Financial Statements	F-1

Until the 90th day after the later of (1) the effective date of the registration statement or (2) the first date on which the securities are offered publicly), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

  Initial public offering prospectus

Three G Holdings, Inc.

Minimum of 80,000 shares of common stock, and a
Maximum of 800,000 shares of common stock
$0.75 per share

We are making a best efforts offering to sell common stock in our company. The common stock will be sold by our officer and director, Gary Pilant after the effective date of this registration statement. The offering price was determined arbitrarily and we will raise a minimum of $60,000 and a maximum of $600,000. The money we raise in this offering before the minimum amount, $60,000, is sold will be deposited in a separate non-interest bearing bank account where the funds will be held for the benefit of those subscribing for our shares, until the minimum amount is raised at which time we will deposit them in our bank account and retain the transfer agent who will then issue the shares. The offering will end on September 28, 2010 and if the minimum subscription is not raised by the end of the offering period, all funds will be refunded promptly to those who subscribed for our shares, without interest. There is no minimum purchase requirement for subscribers. After the offering, our officer and director, Gary Pilant will continue to own sufficient shares to control the company.

The Offering:
	80,000 shares		800,000 shares
	Minimum offering		Maximum offering
	Per Share	Amount	Per Share	Amount

Public Offering Price	$0.75	$60,000	$0.75	$600,000

Offering expenses are estimated to be $16,769 if the minimum number of shares are sold, which equates to $0.21 per share, and $33,769 if the maximum number of shares are sold, which equates to $0.04 per share.

There is currently no market for our shares. We intend to work with a market maker who would then apply to have our securities quoted on the Over-The-Counter Bulletin Board or on an exchange as soon as practicable after our offering. We will close our offering on September 28, 2010. However, it is possible that we do not get trading on the Over-The-Counter Bulletin Board, and if we do get quoted on the bulletin board, we may not satisfy the listing requirements for an exchange, which are greater than that of the bulletin board.
____________________________

This investment involves a high degree of risk. You should purchase shares only if you can afford a complete loss. See “Risk Factors” beginning on Page 3.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

This Prospectus is dated __________________________

PROSPECTUS SUMMARY
OUR COMPANY

Three G Global, Inc. ( the “Company” or “Three G” or “we”) was formed September 17, 2009 under the laws of the State of Nevada. Three G through its wholly owned subsidiary 3G Global, LLC,  holds the rights in North America for Decopierre® limestone facing product. Decopierre® is a decorative wall coating made from a mixture of crushed limestone and powdered marble, which can then be colored by adding natural pigments to obtain desired hues. The coating is then sprayed onto a surface and carved by trained Decopierre® craftsman into the desired form. The product can be applied to most types of walls, both old and new, interior and exterior, after correct preparation of the surface. The coating is highly resistant to weather, temperature and corrosion.

Decopierre® is a French based franchisee, having over 20 years of success in the European marketplace. Decopierre® manufactures and markets through its dealership network a unique and revolutionary spray-on masonry veneer made from natural limestone. Homeowners and businesses can upgrade, and transform interior and exterior surfaces of their home or business using natural limestone spray-on masonry veneer. The product can also be applied to newly constructed walls.

For centuries, limestone has been used to coat exterior and interior walls of historical structures, museums, luxurious mansions, buildings, and elegant homes. Artisans applied limestone and handcrafted it on site. This age old-art has always been considered the most elegant and beautiful option for buildings and homes. Limestone is unique and ages naturally and beautifully.

Decopierre® has adapted this age-old art and applied modern technologies to make natural limestone available and economical to the general market. No longer is limestone a material of the past or only for the affluent.

Decopierre®, Inc. is a member of the National Association of Home Builders (NAHB) and the National Association of the Remodeling Industry (NARI) and is dedicated to providing the highest quality of natural limestone coatings for the remodeling and construction industry. Decopierre®’s certified artisans use the design flexibility and versatility of their product to give walls a luxurious and magnificent look.

Decopierre® has developed a unique and exclusive product designed to obtain an interior and exterior wall coating resembling that of natural stone. The product is a valuable alternative to veneer cladding and standard plasters. It is also used as an interior design product to enhance and personalize the feel of a home or business. Surfaces which are most commonly applied are interior walls, exterior walls, ceilings and wine cellars, retaining walls and fences, arches, pillars and columns, windows and door treatments, fireplaces and decorative objects.

THE OFFERING

Our officer and director will be selling the offering.
	Minimum	Midpoint	Maximum
Common shares offered	80,000	440,000	800,000
Common shares outstanding before this offering	6,500,000	6,500,000	6,500,000
Total shares outstanding after this offering	6,580,000	6,940,000	7,300,000

Officers, directors and their affiliates will not be able to purchase shares in this offering.

SUMMARY FINANCIAL DATA

The following table sets forth certain of our summary financial information. This information should be read in conjunction with the financial statements and notes thereto appearing elsewhere in this prospectus.

Balance Sheet	AUDITED December 31, 2009
Working Capital	$(112,291)
Total Assets	$25,803
Total Liabilities	$138,094
Stockholder’s Equity	$(112,291)

Statement of Operations	AUDITED Dec 31, 2009
Revenue	$92,806
Cost of Sales	$46,455
Operating Expenses	$159,142
Net loss	$(118,791)
Earnings per share: Basic & Diluted	$(0.02)
Weighted Average Number Shares Outstanding	6,500,000

RISK FACTORS

You should carefully consider the risks described below and all other information contained in this prospectus before making an investment decision. We have identified all material risks known to, and anticipated by, us as of the filing of this registration statement.

We have a limited operating history, with cumulative losses since inception, which, if losses continue, could cause us to run out of money and close our business.

We have an accumulated deficit from operations. There is not sufficient gross revenue and profit to finance our planned growth and, without additional financing as outlined in this prospectus, we could continue to experience losses in the future. Our accumulated deficit from operations through December 31, 2009 was $118,791. We may incur significant expenses in promoting our business, and as a result, will need to generate significant revenues over and above our current revenue to achieve consistent profitability. If we are unable to achieve that profitability, your investment in our common stock may decline or become worthless.

We rely on our two officers for decisions and they may make decisions that are not in the best interest of all stockholders.

We rely on our officers, Gary Pilant and David Austin, to direct the affairs of the company and rely upon them to competently operate the business. We do not have key man insurance on them and have no employment agreements with them. Should something happen to them, this reliance on two person could have a material detrimental impact on our business and could cause the business to lose its place in the market, or even fail. Such events could cause the value of our stock to decline or become worthless.

Our two officers will retain control over our business after the offering and may make decisions that are not in the best interest of all stockholders.

Upon completion of this offering, our officers, Gary Pilant and David Austin, will, in the aggregate, beneficially own approximately 98.78% (or 89.04% if maximum is sold) of the outstanding common stock. As a result, our two officers will have the ability to control all the matters submitted to our stockholders for approval, including the election and removal of directors and any merger, consolidation or sale of all of our assets. They will also control our management and affairs. Accordingly, this concentration of ownership may have the effect of delaying, deferring or preventing a change in control of us, impeding a merger, consolidation, takeover or other business combination involving us or discouraging a potential acquirer from making a tender offer or otherwise attempting to take control of us, even if the transaction would be beneficial to other stockholders. This in turn could cause the value of our stock to decline or become worthless.

The nature of our business is dependent on a number of factors

Our quarterly and annual sales could vary significantly depending on a number of factors, including, but not limited to: a significant downturn in the construction and remodeling industry, fluctuating customer demand, delay or timing of raw materials, variations in selling product mix and price competition.  The failure of achieving quarterly or annual revenue and profits expectations would likely adversely affect the price of our common stock.

Although we believe the funds we raise in this offering will allow us to generate sufficient funds from operations, if that is not the case, we may have to raise additional capital which may not be available or may be too costly, which, if we cannot obtain, could cause us to have to cease our operations.

We expect that the funds we raise in this offering will take us to the point of a positive cash flow. However, if that does not turn out to be the case, our capital requirements could be more than our operating income. As of December 31, 2009, our cash balance was $100. We do not have sufficient cash to indefinitely sustain operating losses, but believe we can continue generate positive cash flow within twelve months from the funds raised in this offering. Our potential profitability depends on our ability to generate and sustain substantially higher net sales with reasonable expense levels. We may not operate on a profitable basis or that cash flow from operations will be sufficient to pay our operating costs. We anticipate that the funds raised in this offering will be sufficient to fund our planned growth for the year after we close on the offering assuming we raise the minimum amount in this offering. Thereafter, if we do not achieve profitability, we will need to raise additional capital to finance our operations. We have no current or proposed financing plans or arrangements other than this offering. We could seek additional financing through debt or equity offerings. Additional financing may not be available to us, or, if available, may be on terms unacceptable or unfavorable to us. If we need and cannot raise additional funds, further development of our business, upgrades in our technology, additions to our product lines may be delayed or postponed indefinitely; if this happens, the value of your investment could decline or become worthless.

No public market for our common stock currently exists and an active trading market may never materialize, and an investor may not be able to sell their stock.

Prior to this offering, there has been no public market for our common stock. We plan work with a market maker who would then apply to have our securities quoted on the OTC Bulletin Board (“OTCBB”). In order to be quoted on the OTCBB, we must be sponsored by a participating market maker who would make the application on our behalf; at this time, we are not aware of a market maker who intends to sponsor our securities and make a market in our stock. Assuming we become quoted, an active trading market still may not develop and if an active market does not develop, the market value could decline to a value below the offering price in this prospectus. Additionally, if the market is not active or illiquid, investors may not be able to sell their securities.

If a public trading market for our common stock materializes, we will be classified as a ‘penny stock’ which has additional requirements in trading the stock, which could cause you not to be able to sell your stock.

The U.S. Securities and Exchange Commission treats stocks of certain companies as a ‘penny stock’. We are not aware of a market maker who intends to make a market in our stock, but should we be cleared to trade, we would be classified as a ‘penny stock’ which makes it harder to trade even if it is traded on an electronic exchange like the OTCBB. These requirements include (i) broker-dealers who sell to customers must have the buyer fill out a questionnaire, and (ii) broker-dealers may decide upon the information given by a prospective buyer whether or not the broker-dealer determines the stock is suitable for their financial position. These rules may adversely affect the ability of both the selling broker-dealer and the buying broker-dealer to trade your securities as well as the purchasers of your securities to sell them in the secondary market. These requirements may cause potential buyers to be eliminated and the market for the common stock you purchase in this offering could have no effective market to sell into, thereby causing your investment to be worthless.

Investing in a penny stock has inherent risks, affecting both brokers, buyers and sellers, which could cause the marketability of your stock to be lesser than if there were not those requirements.

When a seller of a ‘penny stock’ desires to sell, they must execute that trade through a broker. Many brokers do not deal in penny stocks, so a seller’s ability to market/sell their stock is reduced because of the number of brokers who engage in trading such stocks. Additionally, if a broker does engage in trading penny stocks, and the broker has a client who wishes to buy the stock, they must have the client fill out a number of pages of paperwork before they can execute the trade. These requirements cause a burden to some who may decide not to buy because of the additional paperwork. Thus, the marketability of your stock is less as a penny stock than as a stock listed on an exchange. This could cause your investment to be worth less liquid and investors may not be able to market their shares effectively.

Shareholders purchasing shares in this offering will experience immediate and substantial dilution, causing their investment to immediately be worth less than their purchase price.

If you purchase common stock in this offering, you will experience an immediate and substantial dilution in the projected book value of the common stock from the price you pay in this initial offering. This means that if you buy stock in this offering at $0.75 per share, you will pay substantially more than our current shareholders. The following represents your dilution: (a) if the minimum of 80,000 shares are sold, an immediate decrease in book value to our new shareholders from $0.75 to negative $0.01 per share and an immediate dilution to the new shareholders of $0.76 per common share; (b) if the midpoint of 440,000 shares are sold, an immediate decrease in book value to our new shareholders from $0.75 to $0.03 per share and an immediate dilution to the new shareholders of $0.72 per common share. and (c) if the maximum of 800,000 shares are sold, an immediate decrease in book value to our new shareholders from $0.75 to $0.06 per share and an immediate dilution to the new shareholders of $0.69 per common share.

Investors are not able to cancel their subscription agreements they sign, therefore losing any chance to change their minds.

Once the Company receives an investors subscription, they will not be able to cancel their subscription. The investor will therefore lose any right or opportunity to change their mind after receipt by the Company.

Our offering price of $0.75 was determined arbitrarily by our President.  Your investment may not be worth as much as the offering price because of the method of its determination.

The President arbitrarily determined the price for the offering of $0.75 per share.  As the offering price is not based on a specific calculation or metric the price has inherent risks and therefore your investment could be worth less than the offering price.

Our audit report from our auditors, as well as Note 6 to the Audited Financial Statements, disclose that there is substantial doubt as to our ability to continue as a going concern, which, if true, could result in your investment becoming worth significantly less than the offering price, or possibly even causing it to become worthless.

Note 6 to our financial statements discuss a substantial doubt that we can continue as a going concern. If we are unable to continue as a going concern, we will have to close our doors or recapitalize, both of which would cause a loss of value, either through dilution or becoming worthless if we cease operations altogether.

FORWARD LOOKING STATEMENTS

This prospectus contains forward looking statements. These forward looking statements are not historical facts but rather are based our current expectations, estimates and projections about our industry, our beliefs and our assumptions. Words such as "anticipates", "expects", "intends", "plans", "believes", "seeks" and "estimates", and variations of these words and similar expressions, are intended to identify forward looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed, implied or forecasted in the forward looking statements. In addition, the forward looking events discussed in this prospectus might not occur. These risks and uncertainties include, among others, those described in "Risk Factors" and elsewhere in this prospectus. Readers are cautioned not to place undue reliance on these forward looking statements, which reflect our management's view only as of the date of this prospectus.

DILUTION

If you purchase common stock in this offering, you will experience an immediate and substantial dilution in the projected book value of the common stock from the price you pay in this initial offering.

The book value of our common stock as of December 31, 2009 was negative $112,291 or negative $0.02 per share. Projected book value per share is equal to our total assets, less total liabilities, divided by the number of shares of common stock outstanding.

After giving effect to the sale of common stock offered by us in this offering, and the receipt and application of the estimated net proceeds (at an initial public offering price of $0.75 per share, after deducting estimated offering expenses), our projected book value as of December 31, 2009 would be:

Negative $69,060 or negative $0.01 per share, if the minimum is sold, $191,940 or $0.03 per share, if the midpoint amount is sold, and $453,940 or $0.06 per share, if the maximum is sold.

This means that if you buy stock in this offering at $0.75 per share, you will pay substantially more than our current shareholders. The following represents your dilution:

•
if the minimum of 80,000 shares are sold, an immediate decrease in book value to our new shareholders from $0.75 to negative $0.01 per share and an immediate dilution to the new shareholders of $0.76 per common share.

•
if the midpoint amount of 440,000 shares are sold, an immediate decrease in book value to our new shareholders from $0.75 to $0.03 per share and an immediate dilution to the new shareholders of $0.72 per common share.

•
if the maximum of 800,000 shares are sold, an immediate decrease in book value to our new shareholders from $0.75 to $0.06 per share and an immediate dilution to the new shareholders of $0.69 per common share.

The following table illustrates this per share dilution:

	80,000 Shares Minimum	440,000 Shares Midpoint	800,000 Shares Maximum
Assumed initial public offering price	$0.75	$0.75	$0.75
Book value as of December 31, 2009	$(0.02)	$(0.02)	$(0.02)
Projected book value after this offering	$(0.01)	$0.03	$0.06

Increase attributable to new stockholders:	$0.01	$0.05	$0.08

Projected book value as of
December 31, 2009 after this offering	$(0.01)	$0.03	$0.06
Decrease to new stockholders	$(0.76)	$(0.72)	$(0.69)
Percentage dilution to new stockholders	101%	96%	92%

The following table summarizes and shows on a projected basis as of December 31, 2009, the differences between the number of shares of common stock purchased, the total consideration paid and the total average price per share paid by the existing stockholders and the new investors purchasing shares of common stock in this offering:

Minimum offering	Number of shares owned	Percent of shares owned	Amount paid	Average price per share
Current investors	6,500,000	98.78	$0	$0.00
New investors	80,000	1.22	$60,000	$0.75
Total	6,580,000	100.00	$60,000

Midpoint offering
Current investors	6,500,000	93.66	$0	$0.00
New investors	440,000	6.34	$440,000	$0.75
Total	6,940,000	100.00	$440,000

Maximum offering
Current investors	6,500,000	89.04	$0	$0.00
New investors	800,000	10.96	$800,000	$0.75
Total	7,300,000	100.00	$800,000

PLAN OF DISTRIBUTION

The common stock is being sold on our behalf by one of our officer’s and sole director, who will receive no commission on such sales. All sales will be made by personal contact by our officer and director, Gary Pilant. We will not be mailing our prospectus to anyone or soliciting anyone who is not personally known by him, or introduced or referred to him. We have no agreements, understandings or commitments, whether written or oral, to offer or sell the securities to any individual or entity, or with any person, including our attorney, or group for referrals and if there are any referrals, we will not pay finder’s fees.

The officer will be selling the common stock in this offering relying on the safe harbor from broker registration under the Rule 3a4-1(a) of the Securities Exchange Act of 1934. The officer qualifies under this safe harbor because they (a) are not subject to a statutory disqualification, (b) will not be compensated in connection with his participation by the payment or other remuneration based either directly or indirectly on transactions in the securities, (c) are not an associated person of a broker dealer, and have not been an associated person of a broker dealer within the preceding twelve months, and (d) primarily performs, and will perform, after this offering, substantial duties for the issuer other than in connection with the proposed sale of securities in this offering, and he is not a broker dealer, or an associated person of a broker dealer, within the preceding 12 months, and they have not participated in selling securities for any issuer in the past 12 months and shall not sell for another issuer in the twelve months following the last sale in this offering.

Additionally, he will be contacting relatives, friends and business associates to invest in this offering and provide them with a printed copy of the prospectus and subscription agreement. No printed advertising materials will be used for solicitation, no internet solicitation and no cold calling people to solicit interest for investment.  Officers, directors and affiliates may not purchase shares in this offering.

The money we raise in this offering before the minimum amount is sold will be held uncashed, in a company safe where the funds will be held for the benefit of those subscribing for our shares, until the minimum amount is raised at which time we will deposit the funds in our bank account and retain the transfer agent who will then issue the shares. We do not have an escrow agreement or any other agreement regarding the custody of the funds we raise. The offering will end on September 28, 2010 and if the minimum subscription is not raised by the end of the offering period, all funds will be refunded by the end of the next business day to those who subscribed for our shares, without interest. The offering will close on September 28, 2010, if not terminated sooner.

The subscription agreement will provide investors the opportunity to purchase shares at $0.75 per share by purchasing directly from the Company. The agreement also provides that investors are not entitled to cancel, terminate or revoke the agreement. In addition, if the minimum subscription is not raised by September 28, 2010, the subscription agreement will be terminated and any funds received will be promptly returned to the investors. Changes in the material terms of this offering and the effective date of this registration statement will terminate the original offer and subscribers would then be entitled to a refund. Material changes include a) extension of the offering period beyond September 28, 2010, b) a change in the offering price, c) a change in the minimum purchase required by investors, d) a change in the amount of proceeds necessary to release proceeds to the company, and e) a change in the application of proceeds from the offering.

Certificates for shares of common stock sold in this offering will be delivered to the purchasers by Signature Stock Transfer, Inc., the stock transfer company chosen by the company within 30 days of the minimum subscription amount being raised. The transfer agent will only be engaged in the event that we obtain at least the minimum subscription amount in this offering.

USE OF PROCEEDS

The total cost of the offering is estimated to be $16,769 at the minimum, or $33,769 if the maximum is sold, consisting primarily of legal, accounting, and blue sky fees (the fees charged by regulatory agencies or states with regard to this offering).

The following table sets forth how we anticipate using the proceeds from selling common stock in this offering, reflecting the minimum and maximum subscription amounts:

	$60,000 Minimum	$330,000 Mid-Level	$600,000 Maximum
Legal, Accounting & Printing Expenses	$6,500	$15,000	$23,000
Other Offering Expenses	10,269	10,769	10,769
Net Proceeds to Company	43,231	304,231	566,231
TOTAL	$60,000	$330,000	$600,000

The following describe each of the expense categories:

•
Legal, accounting and printing expense is the estimated costs associated with this offering. As more shares are sold, we anticipate legal fees to increase due to the likelihood of investors being from other states which could result in state blue sky securities filings. Although our legal fees are not contingent on the number of shares sold, it is likely that the legal fees will increase as our attorney will charge us for these filings.  Also, as more shares are sold, our printing expenses will increase.

•
Other offering expenses include SEC registration fee, blue sky fees and miscellaneous expenses with regards to this offering.  The blue sky fees are fees charged by the states to pay for registering in various states, which vary by state, as well as additional legal fees.

The following table sets forth how we anticipate using the net proceeds to the company:

	$60,000 Minimum	$330,000 Mid-Level	$600,000 Maximum
Marketing/Promotion	$5,000	$30,000	$50,000
Inventory Purchases	18,000	183,000	258,000
Software / Website Development	0	18,000	43,000
Salaries and Commissions	12,000	60,000	157,000
General Corporate Overhead (1)	8,231	13,231	58,231
Proceeds to Company	$43,231	$304,231	$566,231

(1) General Corporate overhead includes office rent, office supplies, utilities, taxes, and any other expense incurred in the normal course of business.

We do not plan to use any of the proceeds to pay off debts owed by the Company. Additionally, all amounts allocated for salaries/commissions will be for new hires and not for officers or directors of the company.  For a more detailed discussion of the use of proceeds, reader is referred to the Management’s Discussion and Plan of Operation section of this offering.

The proceeds from this offering will enable the Company to further develop its web-based business model which in turn provides access to markets that are currently unreachable.  We plan to expand our web-based business through integrated marketing campaigns which include: advertising, buying targeted lists and utilizing banner advertising on partner web-sites.

Advertising: We plan to utilize both traditional advertising mediums (newspaper, industry magazines, etc.) and the internet (web-site banners).

DESCRIPTION OF BUSINESS

Three G Holdings, Inc. ( the “Company” or “Three G” or “we”) was formed September 17, 2009 under the laws of the State of Nevada. Three G, through its wholly owned subsidiary 3G Global, LLC, holds the rights in North America for Decopierre® limestone facing product. Decopierre® is a decorative wall coating made from a mixture of crushed limestone and powdered marble, which can then be colored by adding natural pigments to obtain desired hues. The coating is then sprayed onto a surface and carved by trained Decopierre® craftsman into the desired form. The product can be applied to most types of walls, both old and new, interior and exterior, after correct preparation of the surface. The coating is highly resistant to weather, temperature and corrosion.

Decopierre® is a French based franchisee, having over 20 years of success in the European marketplace. Decopierre® manufactures and markets through its dealership network a unique and revolutionary spray-on masonry veneer made from natural limestone. Homeowners and businesses can upgrade, and transform interior and exterior surfaces of their home or business using natural limestone spray-on masonry veneer. The product can also be applied to newly constructed walls.

For centuries, limestone has been used to coat exterior and interior walls of historical structures, museums, luxurious mansions, buildings, and elegant homes. Artisans applied limestone and handcrafted it on site. This age-old art has always been considered the most elegant and beautiful option for buildings and homes. Limestone is unique and ages naturally and beautifully.

Decopierre® has adapted this age-old art and applied modern technologies to make Natural Limestone available and economical to the general market. No longer is limestone a material of the past or only for the affluent.

Decopierre®, Inc. is a member of the National Association of Home Builders (NAHB) and the National Association of the Remodeling Industry (NARI) and is dedicated to providing the highest quality of natural limestone coatings for the remodeling and construction industry. Decopierre®’s certified artisans use the design flexibility and versatility of their product to give walls a luxurious and magnificent look.

Decopierre® has developed a unique and exclusive product designed to obtain an interior and exterior wall coating resembling that of natural stone. The product is a valuable alternative to veneer cladding and standard plasters. It is also used as an interior design product to enhance and personalize the feel of a home or business. Surfaces which are most commonly applied are interior walls, exterior walls, ceilings and wine cellars, retaining walls and fences, arches, pillars and columns, windows and door treatments, fireplaces and decorative objects.

As mentioned, we own the exclusive rights to the Decopierre® product in North America. We believe the Decopierre® product is superior to other competing products in that it offers the following unique features:

•	Vapor Permeability – Decopierre® is vapor permeable, eliminating the presence of vapor and moisture in the walls and substrate.
•	Elasticity – Decopierre® minimizes shrinkage and cracking, and allows for minor movements of the substrate.
•	Breathability – The permeability of our coating allows them to “breathe”, and since moisture is not present in the wall, it has excellent insulating properties.
•	Eco-Friendly – Due to CO2 absorption, Decopierre® products are eco-friendly. CO2 is reabsorbed during the carbonation of the free lime.
•	Resistance to Bacteria & Vegetation Growth- The limestone in Decopierre® has a permanent alkalinity, eliminating moss, mildews, and other growth.
•
Resistance to Salts – Marine properties are protected. Salts that exist or penetrate the walls pass through and essentially wash off. The natural limestone of Decopierre® is perfect for coastal properties.

•	Self-Healing – Referred to as “autogenously healing”, Decopierre® has free lime which continuously reacts to the carbonic acid in the air, healing moderate damage or cracks.
•	Pigment and Colors – The carbonization process (absorption of CO2) ensures the pigments are absorbed into the stone and never fade.

Decopierre®’s primary surface coating product is a proprietary mixture of crushed limestone and powdered marble along with a bonding agent and color kit. This mixture is sold in 40 lb bags.

We plan to grow the company through the sale of franchises and the build-out of our dealer network. Franchises will be sold for a pre-agreed amount with Three G providing administrative, marketing, and product support. These franchises will be exclusively marketing Decopierre® products and purchasing bags of surface applications giving Three G a profit of $2 per 40 lb bag. Our dealer network, comprised of independently owned and operated contractors, stone masons, and surface application professionals, will market Decopierre® through the sale of bags which gives Three G a profit of $4 per 40 lb bag. Each bag of Decopierre® covers approximately 10 sq. ft.

As stated previously, our marketing efforts have been primarily local through print advertising and word-of-mouth. This has provided for local contract work which doesn’t require a sophisticated delivery system. As we build out franchisee and dealer network as well as our web site, we will simultaneously develop a more sophisticated distribution process.

As previously mentioned, we are currently local in scope. However, through the leveraging of technology, specifically the internet and electronic communications, the main thrust of our business platform is to expand nationally through the sale of franchises and adding independent surface application professionals to our dealer network.

MARKETING ACTIVITIES

Marketing activities have been restricted by cash flow and as such have been limited to networking within the industry and mailing out targeted collateral pieces. Through the proceeds of this offering, the company intends to increase marketing activities through printed circulars, newspapers, trade magazines and internet advertising. Additionally, local markets will be served via a franchise and dealer network dedicated to the Decopierre product offerings.

DEPENDENCE ON ONE OR A FEW MAJOR CUSTOMERS

We are not dependent on any one customer. Rather, we are building up franchisees/distributors who in turn market to their customers and the franchisees will develop into steady repeat customers.

GOVERNMENT REGULATION

The Company’s business and products are not subject to any material governmental regulation. The Company’s operations are dependent on patents, copyrights, trade secrets, know-how or other proprietary information through Decopierre®. At the present time there are no federal government regulations that are in effect that would impact our business operations.

OUR QUALIFICATIONS

Our qualifications are our proprietary product offers, our reputation, and our experience in the surface facing industry.

INDUSTRY AND COMPETITORS

The surface facing industry has many variations, including concrete, stone and plaster. These products are delivered to the marketplace through numerous local and regional independent contractors.  Historically, customers primarily contracted directly with local design and build contractors. Consequently, quality is inconsistent and competition is usually price driven. Decopierre®, on the other hand, offers a proven product with over 20 years success in Europe. The Decopierre® product offerings provide for consistent quality, professional application, and an affordable price. The Decopierre® brand is harmonious with quality at an affordable price.

Most competitors, usually local contractors, attempt to achieve a design feel and look that mimics Decopierre®. These products, usually concrete based, are not as pliable and don’t have the same aesthetic quality of Decopierre®. Additionally, those products that are sand based usually corrode and erode within a few months, not being weather or element resistant. Decopierre® is a lasting surface application with proven resistance over time. In addition to the above, faux stone products have been popular but are not as resistant to mildews, moisture and weathering whereas Decopierre® retains a fresh appearance even after years of exposure.

As the Company was only incorporated in September 2009, we have not yet experienced any significant seasonality.  There is some seasonality in the construction market (usually slower during the winter and rainy months) as most of our product offerings are for outdoors improvements and beautification.

FUTURE PRODUCTS AND SERVICES

At the present time, we do not have plans to develop or market additional products or services. However, we do plan to expand Decopierre® franchise locations. This will result in our supporting new franchisee’s with administration, product development, training, and quality assurance. We do not anticipate these requirements will unduly impact our operations.

SOURCES AND AVAILABILITY OF RAW MATERIAL

Our materials are provided by and purchased from Decopierre®. They are proprietary to Decopierre® and Decopierre®’s franchise and dealer network.

COSTS AND EFFECTS OF COMPLIANCE WITH ENVIRONMENTAL LAWS

We are not aware of nor do we anticipate any environmental laws with which we will have to comply.

NUMER OF EMPLOYEES

The Company presently has two employees, the President and the Vice President.   The Company shares an administrative employee with an affiliate and a portion of her salary is allocated to the Company by the affiliate.   All other workers are subcontractors hired on a job-by-job basis.

SUBSIDIARIES

The Company has one wholly-owned subsidiary, 3G Global, LLC.

MERGERS & ACQUISITIONS

With the exception of the acquisition of 3G Global, LLC by Three G Holdings, Inc., the Company has not made, nor is it subject to, any other mergers or acquisitions.

FUTURE INDEBTEDNESS & FINANCING

The Company does not anticipate having cash flow or liquidity problems within the next twelve months. The Company is not in violation of any note, loan, lease or other indebtedness or financing arrangement requiring the Company to make payments.

We believe that by raising the minimum amount of funds in this offering we will have sufficient funds to cash flow our growth plans for a minimum of twelve months.

PUBLIC INFORMATION

We do not have any information that has been made public or that will require an investment or material asset of ours.

Additional Information:

We have made no public announcements to date and have no additional or new products or services. In addition, we don’t intend to spend funds in the field of research and development; no money has been spent or is contemplated to be spent on customer sponsored research activities relating to the development of new products, services or techniques; and we don’t anticipate spending funds on improvement of existing products, services or techniques.

DESCRIPTION OF PROPERTY

Our corporate facilities are located in a 12,000 square foot office warehouse space in Addison, Texas, which is leased by and shared with our supplier, Decopierre, Inc. (USA).  There is no separate charge for rent, as the price of the product includes a small mark-up from Decopierre, Inc. (USA) to cover certain administrative expenses, including rent.

LEGAL PROCEEDINGS

We are not involved in any legal proceedings at this time.

SECURITIES BEING OFFERED

We are offering for sale common stock in our Company at a price of $0.75 per share. We are offering a minimum of 80,000 shares and a maximum of 800,000 shares. The authorized capital in our Company consists of 50,000,000 shares of common stock, $0.001 par value per share and 20,000,000 shares of preferred stock, $0.001 par value per share.  As December 31, 2009 we had 6,500,000 shares of common stock issued and outstanding and no preferred shares outstanding.

Every investor who purchases our common stock is entitled to one vote at meetings of our shareholders and to participate equally and ratably in any dividends declared by us and in any property or assets that may be distributed by us to the holders of common stock in the event of a voluntary or involuntary liquidation, dissolution or winding up of the Company.

The existing stockholders and all who subscribe to common shares in this offering do not have a preemptive right to purchase common stock offered for sale by us, and no right to cumulative voting in the election of our directors. These provisions apply to all holders of our common stock.

MANAGEMENT’S DISCUSSION AND PLAN OF OPERATIONS

Liquidity
The Company is filing this Form S-1 registration statement with the U.S. Securities & Exchange Commission (“SEC”) in order to raise funds to expand its business and execute its business plan.

Trends, events or uncertainties impact on liquidity:
The Company knows of no trends, events or uncertainties that would impact liquidity.

In addition to the preceding, the Company is planning for liquidity needs on a short-term and long-term basis as follows:

Short-Term Liquidity:
Since inception the Company has had a net loss and therefore has not generated positive cash flow from operations.  The Company has relied on external sources of financing to assist short-term working capital needs.  This Form S-1 registration will meet the Company’s liquidity needs for the next twelve months.

Long-Term Liquidity:
The long term liquidity needs of the Company are projected to be met primarily through the cash flow provided by operations. Cash flow from Operating Activities is expected to become positive as distributor and product sales increase in 2010.

Capital Resources

The Company, as of December 31, 2009, had no capital commitments.  As of the date of this filing the Company had computer equipment purchase commitments of approximately $4,900 which were capitalized in 2010.  If this filing is approved we will not require significant capital investment but do plan to build inventory (please see ‘Use of Proceeds’) - $18,000 if the minimum is raised and $258,000 if the maximum is raised.

The Company owes a third party two separate $50,000 notes totaling $100,000.  The notes were entered into on September 4, 2009 and October 13, 2009 and were due on March 5, 2010 and March 13, 2010, respectively.  In an agreement dated April 22, 2010 the notes were extended to August 15, 2010, with $10,000 being due by April 30, 2010, and monthly payments at least equal to the interest owed.

Trends, Events or Uncertainties

The Company has not been in existence long enough and has limited sales data to determine whether sales fluctuations are truly a result of trends.  The Company believes that sales will trend with the warmer months when people typically construct / renovate homes and buildings.  There are no other known events or uncertainties.

Material Changes in Financial Condition

WORKING CAPITAL: Working capital for the period ended December 31, 2009 was negative $112,291,  This negative balance is mainly due to a short-term note payable of $100,000, $13,300 of interest and fees associated with the loan, and accounts payable of about $20,000.  This is off-set by about $25,000 of receivables.

STOCKHOLDER’S EQUITY: Stockholder’s Equity decreased by $112,291 due to the net loss of $118,791 for the period.

GOING CONCERN: The Company has minimal operations and has working capital of negative $112,291.  Because of this low level of working capital and limited operating history and limited operations, the Company may require additional working capital to survive. The Company intends to raise additional working capital either through private placements or bank loans or sale of common stock, or both or loans from management if there is need for liquidity to alleviate the substantial doubt to continuing as a going concern. There are no assurances that the Company will be able to do any of these. No assurance can be given that additional financing will be available, or if available, will be on terms acceptable to the Company.  If adequate working capital cannot be generated, the Company may not be able to continue its operations.

Material Changes in Results of Operations

Results for the Period Ended December 31, 2009

As of December 31, 2009, our cash balance was $100.

REVENUE:
Our sales for the period ended December 31, 2009 were $92,806.  The sales were generated from product sales of $52,806 ( six distributors) and distributor fees of $40,000 (two distributors).

OPERATING EXPENSES:
Operating expenses were $159,142 of which $17,624 were selling related expenses, $135,108, were general and administrative expenses and about $6,000 related to interest  on the note payable.    Of the general and administrative expenses, approximately $126,000 was for non-recurring compensation expense to the President for executing the distributor agreements and product sales.

NET LOSS:
Net loss for the period ended December 31, 2009 was $118,791.   The net loss was a direct result of the non-recurring expenses mentioned above.

Plan of Operations

The Plan of Operations for the twelve months following the commencement of this offering will include the continued growth plan of the Company and will concentrate in the following areas:

1.	Sale of Franchises (distributorships)
2.	Sale of Product to the Franchises

Sale of Franchises: We currently have two franchisees and are actively marketing in surrounding states.  The price of a franchise territory is dependent on the size and population density and prices can range up to, but are not limited to, $50,000.  The franchises will be sold for a pre-agreed amount with Three G providing administrative, marketing, and product support. We plan on adding between five to ten new franchises in 2010 with forecasted revenue between $200,000 and $400,000.

Sale of Product to the Franchises: These franchises will be exclusively marketing Decopierre® products and purchasing bags of surface applications giving Three G a profit of $2 per 40 lb bag. Our dealer network, comprised of independently owned and operated contractors, stone masons, and surface application professionals, will market Decopierre® through the sale of bags which gives Three G a profit of $4 per 40 lb bag. Each bag of Decopierre® covers approximately 10 sq. ft.  For 2010 we are forecasting additional Product revenue of $250,000.

Generating Sufficient Revenue:

The Company plans to generate sufficient revenue by expanding awareness through marketing and advertising and increasing market penetration.

Financing Needs:

With our limited operating history and negative cash flows from operations financing in the short-term is critical.  The Company's initial financing needs can be met through shareholder advances and will be met even if the minimum offering amount is raised. We believe that by raising the minimum amount of funds in this offering we will have sufficient funds to cash flow our growth plans for a minimum of twelve months.

DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

 The directors and officers of the company, their ages and principal positions are as follows:

Gary Pilant	59	Director, President, Secretary and Treasurer	Director and Officer
David Austin	63	Vice-President, Sales	Officer

Background of Directors and Executive Officers:

Gary Pilant, age 59:

Mr. Pilant entered the U.S. Air Force upon graduation from high school in 1966.  He served on active duty for seven years as an aircraft weapons technician, a computer maintenance specialist, and as a technical instructor.  After receiving an honorable discharge in 1973 he joined a daily newspaper in West Bend, Wisconsin as Systems and Production Manager.  In 1981 Mr. Pilant was recruited by a specialty printing company in Milwaukee, Wisconsin as National Systems and Production Manager.  In 1989 Mr. Pilant was hired as the Electric Prepress Manager for a color trade shop in Madison, Wisconsin where he was employed for four years.  He then joined Perry Printing, a magazine and catalog printer as the Prepress Systems Engineer.  He remained with Perry Printing for four years and in 1997 Mr. Pilant was recruited by Serigraph, Inc in West Bend, Wisconsin.  He was with Serigraph, Inc. for seven years. During that time he served as Director of Graphic Services and Director of Digital Printing for Serigraph. Additionally, he served as General Manager of Serigraph's subsidiary company, Carvel Print, in Queretaro, Mexico for over a year as part of a turnaround team. Following Serigraph, Mr. Pilant provided Electronic Prepress Systems and Prepress Operations Management consulting services to Discover Color and Imperial Lithograph in Madison and Milwaukee, Wisconsin, respectively.  In August of 2005 he founded Three G Holdings, LLC that is wholly owned by Three G Holdings, Inc., for which he serves as President.

David L. Austin, age 63:

Mr. Austin graduated from North Texas State University in 1972 with a BS in Education and Industrial Arts. He worked for Wranglers Jeans in sales for over 10 years. He was in sales and sales management for CBK LTD. Then as a Regional Manager/ Sales Manager for Art Unique. In 1995 started Art Xpectations as President and Sales Manager until January 2009 when the company was sold. He now works for Peterson Artworks in Dallas, Texas in sales.

REMUNERATION OF DIRECTORS AND OFFICERS

Our officers and director received the following compensation for the year of 2009. There are  no employment contracts with the company.

Name of Person Receiving compensation	Capacity in which he served to receive remuneration	Aggregate remuneration

Gary Pilant	President, Secretary and Treasurer	2009	$122,622
David L. Austin	Vice-President, Sales	2009	$0

The Company entered into a consulting agreement with the President, Gary Pilant, on August 1, 2009 for compensation up to $10,000 per month.  The agreement covers general management services and can be cancelled by either party with a 30 day written notice.  During 2009 the Company paid approximately $9,600 to Mr. Pilant under this agreement.

During the period ended December 31, 2009 the Company made a one-time payment to Mr. Pilant for executing the distributor agreements and product sales of approximately $113,000.  This was a one-time, non-recurring expense.

We have no plans to pay remuneration to any other officer in or associated with our company. When we have funds and/or revenue, our board of directors will determine any other remuneration at that time.

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

In September 2009, we issued 6,500,000 shares of common stock for services to various parties with 100% of the outstanding membership interests of Three G Holdings, LLC. In this transaction, the president and vice-president of the company received a total of 6,000,000 shares of common stock in consideration for services.

As of the date of this filing, there are no other agreements or proposed transactions, whether direct or indirect, with anyone, but more particularly with any of the following:

*           a director or officer of the issuer;
*           any principal security holder;
*           any promoter of the issuer;
*           any relative or spouse, or relative of such spouse, of the above referenced persons.

PRINCIPAL SHAREHOLDERS

The following table lists the officers, directors and stockholders who, at the date hereof, own of record or beneficially, directly or indirectly, more than 5% of the outstanding common stock, and all officers and directors of the Company:

Title / relationship to Issuer	Name of Owner	Amount Owned Before the offering	Percent	Amount Owned After the offering	Percent

President, Secretary	Gary Pilant	6,000,000	92.31%
and Director	Minimum			6,000,000	91.19%
	Maximum			6,000,000	82.19%

No options, warrants or rights have been issued by the Company.

SIGNIFICANT PARTIES

The following table lists the relationship of the significant parties to the issuer:

Relationship to Issuer	Name and business address	Residential address

Officer and Director	Gary Pilant 15151 Surveyor Blvd Ste A Addison, Texas 75001	Gary Pilant 949 Wisperwood Drive Irving, Texas 75039

Record owners of 5% (or more) owner of equity securities	Gary Pilant 15151 Surveyor Blvd Ste A Addison, Texas 75001	Gary Pilant 15151 Surveyor Blvd Ste A Addison, Texas 75001

SECURITIES BEING OFFERED

We are offering for sale common stock in our company at a price of $0.75 per share. We are offering a minimum of 80,000 shares and a maximum of 800,000 shares. The authorized capital in our company consists of 50,000,000 shares of common stock, $0.001 par value per share and 20,000,000 shares of preferred stock, $0.001 par value.  As of December 31, 2009, we had 6,500,000 shares of common stock issued and outstanding and no preferred stock outstanding.

Every investor who purchases our common stock is entitled to one vote at meetings of our shareholders and to participate equally and ratably in any dividends declared by us and in any property or assets that may be distributed by us to the holders of common stock in the event of a voluntary or involuntary liquidation, dissolution or winding up of the company.

The existing stockholders and all who subscribe to common shares in this offering do not have a preemptive right to purchase common stock offered for sale by us, and no right to cumulative voting in the election of our directors. These provisions apply to all holders of our common stock.

RELATIONSHIP WITH ISSUER OF EXPERTS NAMED IN REGISTRATION STATEMENT

The experts named in this registration statement were not hired on a contingent basis and have no direct or indirect interest in our company.

LEGAL PROCEEDINGS

We are not involved in any legal proceedings at this time.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

We have retained The Hall Group, CPAs as our registered independent public accounting firm. We have had no disagreements with them on accounting and disclosure issues.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION
FOR SECURITIES ACT LIABILITIES

Our bylaws provide that the liability of our officers and directors for monetary damages shall be eliminated to the fullest extent permissible under Delaware Law, which includes elimination of liability for monetary damages for defense of civil or criminal actions. The provision does not affect a director’s responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

The position of the U.S. Securities & Exchange Commission under the Securities Act of 1933:

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

We have no underwriting agreement and therefore no provision for indemnification of officers and directors is made in an underwriting by a broker dealer.

LEGAL MATTERS

Our attorney has passed upon the legality of the common stock issued before this offering and passed upon the common stock offered for sale in this offering. Our attorney is J. Hamilton McMenamy, Law Offices of J. Hamilton McMenamy, P.C. 8222 Douglas, Suite 850 Dallas, Texas 75225.

EXPERTS

The consolidated financial statements as of December 31, 2009, and for the period September 17, 2009 (date of inception) to December 31, 2009, of the company included in this prospectus have been audited by The Hall Group, CPAs,  our independent registered public accounting firm, as set forth in their report. The financial statements have been included in reliance upon the authority of them as experts in accounting and auditing.

DIVIDEND POLICY

To date, we have not declared or paid any dividends on our common stock. We do not intend to declare or pay any dividends on our common stock in the foreseeable future, but rather to retain any earnings to finance the growth of our business. Any future determination to pay dividends will be at the discretion of our board of directors and will depend on our results of operations, financial condition, contractual and legal restrictions and other factors it deems relevant.

CAPITALIZATION

The following table sets forth our capitalization as of December 31, 2009. Our capitalization is presented on an actual basis, and

•	a pro forma basis to give effect to net proceeds from the sale of the minimum number of shares (80,000) we plan to sell in this offering; and
•	a pro forma basis to give effect to net proceeds from the sale of the midpoint number of shares (440,000) we plan to sell in this offering; and
•	a pro forma basis to give effect to the net proceeds from the sale of the maximum number of shares (800,000) we plan to sell in this offering.

(In $US except for share data)	Actual Audited Dec 31, 2009	After Minimum Offering	After Midpoint Offering	After Maximum Offering
Stockholder’s equity Common Stock, $0.001 par value; 50,000,000,shares authorized:	6,500	6,580	6,940	7,300
Additional paid-in-capital	0	43,151	303,791	565,431
Accumulated deficit	(118,791)	(118,791)	(118,791)	(118,791)
Total stockholder’s equity	(112,291)	(69,060)	191,940	453,940
Total capitalization	(112,291)	(69,060)	191,940	453,940
Number of shares outstanding	6,500,000	6,580,000	6,940,000	7,300,000

The Company has only one class of stock outstanding. The common stock sold in this offering will be fully paid and non assessable, having voting rights of one vote per share, have no preemptive or conversion rights, and liquidation rights as is common to a sole class of common stock. The company has no sinking fund or redemption provisions on any of the currently outstanding stock and will have none on the stock sold in this offering.

TRANSFER AGENT

We will serve as our own transfer agent and registrar for the common stock until such time as this registration is effective and we sell the minimum offering, then we intend to retain Signature Stock Transfer, Inc., 2632 Coachlight Court, Plano, Texas 75093.

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Management of
Three G Holdings, Inc.
Addison, Texas

We have audited the accompanying consolidated balance sheet of Three G Holdings, Inc. (the “Company”) as of December 31, 2009, and the related consolidated statements of operations, stockholders' equity, and cash flows for the period from September 17, 2009 (inception) through December 31, 2009. These consolidated financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit of these financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.    Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

We were not engaged to examine management’s assertion about the effectiveness of Three G Holdings, Inc.’s internal control over financial reporting as of December 31, 2009 and, accordingly, we do not express an opinion thereon.

 In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Three G Holdings, Inc. as of December 31, 2009, and the results of its operations and its cash flows for the period from September 17, 2009 (inception) through December 31, 2009 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 6 to the financial statements, the Company has suffered significant losses and will require additional capital to develop its business until the Company either (1) achieves a level of revenues adequate to generate sufficient cash flows from operations; or (2) obtains additional financing necessary to support its working capital requirements.  These conditions raise substantial doubt about the Company’s ability to continue as a going concern.  Management’s plans in regard to these matters are also described in Note 6.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ The Hall Group, CPAs
The Hall Group CPAs

Dallas, Texas
May 13, 2010

THREE G HOLDINGS, INC.
Consolidated Balance Sheet
December 31, 2009

ASSETS	2009
Current Assets
Cash	$100
Accounts receivable – related party, net of allowance of $0	24,999
Inventory	704
Total current assets	25,803

TOTAL ASSETS	$25,803

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$20,254
Accounts payable-related party	735
Accrued expenses	3,771
Accrued interest	6,000
Accrued loan origination fees	7,334
Notes payable (current)	100,000
Total current liabilities	138,094

TOTAL LIABILITIES	138,094

Stockholders' Equity
Preferred Stock, $.001 par value, 20,000,000 shares authorized,
-0- shares issued and outstanding	-
Common Stock, $.001 par value, 50,000,000 shares authorized,
6,500,000 shares issued and outstanding	6,500
Additional Paid-In Capital	-
Accumulated Deficit	(118,791)
Total Stockholders' Equity (Deficit)	(112,291)

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$25,803

The accompanying notes are an integral part of these consolidated financial statements.

THREE G HOLDINGS, INC Consolidated Statement of Operations For the Period from September 17, 2009 (Inception) to December 31, 2009

2009

REVENUES	$92,806
COST OF SALES	46,455
GROSS PROFIT	46,351

OPERATING EXPENSES
Common Stock Issued for Services	6,500
Sales & Marketing Expense	17,624
General & Administrative	135,018
TOTAL OPERATING EXPENSES	159,142
NET OPERATING LOSS	(112,791)

OTHER EXPENSE
Interest Expense	6,000
TOTAL OTHER EXPENSE	6,000

NET LOSS	$(118,791)

EARNINGS PER SHARE, Basic & Diluted
Weighted Average Number of Shares Outstanding	6,500,000
Earnings per Share for Common Stockholders	$(0.02)

The accompanying notes are an integral part of these consolidated financial statements.

THREE G HOLDINGS, INC.
Consolidated Statement of Stockholders' Equity
For the Period from Inception (September 17, 2009) to December 31, 2009

	Common Stock		Additional Paid-In	Accumulated
	Shares	Amount	Capital	Deficit	Totals

Balance, Sept4ember 17, 2009	0	$0	$0	$0	$0

Issuance of Common Stock for Services	6,500,000	6,500			6,500

Net Loss				(118,791)	(118,791)

Balance, December 31, 2009	6,500,000	$6,500	$0	$(118,791)	$(112,291)

The accompanying notes are an integral part of these consolidated financial statements.

THREE G HOLDINGS, INC. Consolidated Statement of Cash Flows For the Period from Inception (September 17, 2009) to December 31, 2009

2009
CASH FLOWS FROM OPERATING ACTIVITIES
Net Loss	$(118,791)
Adjustments to reconcile net income to net cash
provided by operating activities:
Common stock issued for services	6,500
Changes in assets and liabilities:
(Increase) in accounts receivable	(24,999)
(Increase) in inventory	(704)
Increase in accounts payable	20,254
Increase in accounts payable-related party	735
Increase in accrued expenses	3,771
Increase in accrued interest	6,000
Increase in accrued loan origination fees	7,334
Net Cash (Used) in Operating Activities	(99,900)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from notes payable	100,000
Net Cash Provided by Financing Activities	100,000

NET CHANGE IN CASH AND CASH EQUIVALENTS	100
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR	0

CASH AND CASH EQUIVALENTS AT END OF THE PERIOD	$100

SUPPLEMENTAL DISCLOSURES
Common stock issued for services	$6,500
Cash paid for Interest expense	$0

The accompanying notes are an integral part of these consolidated financial statements.

THREE G HOLDINGS, INC. Notes to the Consolidated Financial Statements For the Period from September 17, 2009 (Inception) to December 31, 2009

NOTE 1 – NATURE OF ACTIVITIES AND SIGNIFICANT ACCOUNTING POLICIES

Nature of Activities, History and Organization:

Three G Holdings, Inc. ( the “Company” or “Three G” or “we”) was formed September 17, 2009 under the laws of the State of Nevada. Three G, through its wholly owned subsidiary 3G Global, LLC, holds the rights in North America for Decopierre® limestone facing product. Decopierre® is a decorative wall coating made from a mixture of crushed limestone and powdered marble, which can then be colored by adding natural pigments to obtain desired hues. The coating is then sprayed onto a surface and carved by trained Decopierre® craftsman into the desired form. The product can be applied to most types of walls, both old and new, interior and exterior, after correct preparation of the surface. The coating is highly resistant to weather, temperature and corrosion.

Decopierre® is a French based franchisee, having over 20 years of success in the European marketplace. Decopierre® manufactures and markets through its dealership network a unique and revolutionary spray-on masonry veneer made from natural limestone. Homeowners and businesses can upgrade, and transform interior and exterior surfaces of their home or business using natural limestone spray-on masonry veneer. The product can also be applied to newly constructed walls.

Basis of Accounting and Consolidation:

The Company prepares its financial statements on the accrual basis of accounting.  It has one subsidiary, 3G Global, LLC. All intercompany balances and transactions are eliminated.  Investments in subsidiaries are reported using the consolidation method.

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States and applicable Securities and Exchange Commission (“SEC”) regulations.

Significant Accounting Policies:

The Company’s management selects accounting principles generally accepted in the United States of America and adopts methods for their application.  The application of accounting principles requires the estimating, matching and timing of revenue and expense.

The financial statements and notes are representations of the Company’s management which is responsible for their integrity and objectivity. Management further acknowledges that it is solely responsible for adopting sound accounting practices, establishing and maintaining a system of internal accounting control and preventing and detecting fraud.  The Company's system of internal  accounting control is designed to assure, among other items, that  1) recorded  transactions  are valid;  2) valid  transactions  are recorded;  and  3) transactions  are  recorded in the proper  period in a timely  manner to produce financial  statements which present fairly the financial  condition,  results of operations  and cash  flows of the  Company  for the  respective  periods  being presented.

FASB Accounting Standards Codification:

In June 2009, the Financial Accounting Standards Board (“FASB”) issued new guidance concerning the organization of authoritative guidance under U.S. Generally Accepted Accounting Principles (“GAAP”). This new guidance created the FASB Accounting Standards Codification ("ASC") (“Codification”).  The Codification has become the source of authoritative U.S. GAAP recognized by the FASB to be applied by nongovernmental entities. Rules and interpretive releases of the SEC under authority of federal securities laws are also sources of authoritative U.S. GAAP for SEC registrants. The Codification became effective for the Company in its year ended December 31, 2009.  As the Codification is not intended to change or alter existing U.S. GAAP, it did not have any impact on the Company’s consolidated financial statements. On its effective date, the Codification superseded all then-existing non-SEC accounting and reporting standards. All other nongrandfathered non-SEC accounting literature not included in the Codification became nonauthoritative.

THREE G HOLDINGS, INC. Notes to the Consolidated Financial Statements For the Period from September 17, 2009 (Inception) to December 31, 2009

Cash and Cash Equivalents:

All highly liquid investments with original maturities of three months or less are included in cash and cash equivalents.  All deposits are maintained in FDIC insured depository accounts in local financial institutions and balances are insured up to $250,000.

Fair Value of Financial Instruments:

In accordance with the reporting requirements of ASC 820, “Fair Value Measurements” (formerly Statement of Financial Accounting Standards ("SFAS")  No. 157, "Disclosures About Fair Value of Financial  Instruments”),  the Company  calculates the fair value of its assets and  liabilities which qualify as financial  instruments  under this statement and includes this additional information in the notes to the financial statements  when the fair value is different  than the  carrying  value of those financial instruments.

The carrying amounts of cash, cash equivalents, accounts receivable, accounts payable, accrued expenses and notes payable approximate  their fair values due to the short-term maturities of these instruments.  The carrying amount of the Company’s marketable securities and capital leases approximate fair value due to the stated interest rates approximating market rates.

Accounts Receivable:

Accounts receivable are carried at their face amount, less an allowance for doubtful accounts.  On a periodic basis, the Company evaluates accounts receivable and establishes the allowance for doubtful accounts based on a combination of specific customer circumstances and credit conditions, based on a history of write offs and collections.  The Company’s policy is generally not to charge interest on trade receivables after the invoice becomes past due.  A receivable is considered past due if payments have not been received within agreed upon invoice terms.   The Company provides an allowance for all receivables that are greater than 90 days old. Allowances for Doubtful Accounts totaled $0 at December 31, 2009.  Write-offs are recorded at a time when a customer receivable is deemed uncollectible.

Inventory:

Our inventory policy is as follows: Inventory is comprised of goods purchased for resale; therefore the Company has no raw materials or work in process.  The Company uses the specific identification and FIFO (“First In, First Out”) methods for inventory tracking and valuation.    Inventory is stated at the lower of cost or market value.

Revenue Recognition:

The Company recognizes revenue in accordance with ASC 605-10, "Revenue Recognition in Financial Statements," (formerly SFAS No. 48).  Revenue will be recognized only when all of the following criteria have been met:

●	Persuasive evidence of an arrangement exists;
●	Ownership and all risks of loss have been transferred to buyer, which is generally upon shipment or at the time the service is provided;
●	The price is fixed and determinable; and
●	Collectability is reasonably assured.

All inventory is shipped to franchisees FOB shipping point.  The risk of loss transfers to the customer at the time of shipment.  Currently all revenue is generated from the sale of products and no revenue is earned from services rendered.

THREE G HOLDINGS, INC. Notes to the Consolidated Financial Statements For the Period from September 17, 2009 (Inception) to December 31, 2009

 Cost of Goods Sold:

Cost of Goods Sold consists primarily of ready-to-mix bags (20-50 lbs) which is stored in the Company’s warehouse.  When franchisees order then the product is drawn from inventory.  We currently have one supplier for all of our product, Decopierre, Inc. (USA).

Income Taxes:

The Company has adopted ASC 740-10 “Income Taxes” (formerly SFAS No. 109  "Income Taxes"), which requires the use of the liability method in the computation of income tax expense and the current and deferred income taxes payable.

Earnings per Share:

Earnings per share (basic) is calculated by dividing the net income (loss) by the weighted average number of common shares outstanding for the period covered.  As the Company has no potentially dilutive securities, fully diluted earnings per share is equal to earnings per share (basic).   As there are no potentially dilutive securities, basic earnings per share equals diluted earnings per share.

Related Party Transactions:

As of December 31, 2009, the Company had $24,999 in accounts receivable from a Company controlled by the Company's Chief Executive Officer.

Employee Benefit Plans:

The Company has no employee benefit plans.

 Advertising Costs:

There were no advertising costs for the period ending December 31, 2009.

THREE G HOLDINGS, INC. Notes to the Consolidated Financial Statements For the Period from September 17, 2009 (Inception) to December 31, 2009

Use of Estimates:

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures.  Accordingly, actual results could differ from those estimates.

 NOTE 2 – EQUITY

The Company is authorized to issue 20,000,000 preferred shares at a par value of $.001 per share.  There were 0 preferred shares issued and outstanding as of December 31, 2009.

The Company is authorized to issue 50,000,000 common shares at a par value of $.001 per share.  These shares have full voting rights.  There were 6,500,000 shares issued and outstanding as of December 31, 2009, which were issued for services in the initial capitalization.

The Company does not have any stock option plans or stock warrants.

NOTE 3 – COMMITMENTS AND CONTINGENCIES

The Company shares a 12,000 square foot warehouse and office facility which is leased by their supplier, Decopierrer, Inc. (USA).  There is no separate charge for rent as the price of the product includes a small mark-up from Decopierre Inc. (USA) to cover certain administrative expenses, including rent.

The Company owes a third party two separate $50,000 notes totaling $100,000.  The notes were entered into on September 4, 2009 and October 13, 2009 and were due on March 5, 2010 and March 13, 2010, respectively.  In an agreement dated April 22, 2010 the notes were extended to August 15, 2010, with $10,000 being due by April 30, 2010, and monthly payments at least equal to the interest owed.

The Company entered into a consulting agreement with the President, Gary Pilant, on August 1, 2009 for compensation up to $10,000 per month.  The agreement covers general management services and can be cancelled by either party with a 30 day written notice.  During 2009 the Company paid approximately $9,600 to Mr. Pilant under this agreement.

THREE G HOLDINGS, INC. Notes to the Consolidated Financial Statements For the Period from September 17, 2009 (Inception) to December 31, 2009
NOTE 4 – INCOME TAXES

The Company follows ASC 740, “Accounting for Income Taxes” (formerly SFAS No. 109, "Income Taxes". Deferred income taxes reflect the net effect of (a) temporary difference between carrying amounts of assets and liabilities for financial purposes and the amounts used for income tax reporting purposes, and (b) net operating loss carryforwards.  No net provision for refundable Federal income tax has been made in the accompanying statement of loss because no recoverable taxes were paid previously. Similarly, no deferred tax asset attributable to the net operating loss carryforward has been recognized, as it is not deemed likely to be realized.

The Company had a loss for the period from September 17, 2009 through December 31, 2009 of  $118,791.

Deferred tax assets at December 31, 2009 consisted of the following:

2009
Prior year deferred tax asset	$0
Tax benefit for current year	29,698
Total deferred tax asset	29,698
Less: Valuation Allowance	(29,698)
Net Deferred Tax Asset	$0

The net deferred tax asset generated by the loss carryforward has been fully reserved. The cumulative net operating loss carry-forward is approximately $118,791 at December 31, 2009, and will expire in the years 2025 through 2029.  The net change in the valuation allowance is approximately $29,698 for the period ended December 31, 2009.

The difference in the income tax benefit not shown in the consolidated statements of operations and the amount that would result if the U.S. Federal statutory rate of 25% were applied to pre-tax loss for 2009 is attributable to the valuation allowance.

The realization of deferred tax benefits is contingent upon future earnings and is fully reserved at December 31, 2009.

NOTE 5 – REVENUE CONCENTRATION

The Company sells distributorships and as an exclusive agreement to sell the raw materials to the distributors.  Following is a break-out of distributor sales versus raw materials and by customer including those that accounted for more than 10% of its revenues:

Category	Revenue	Percent of revenue

Franchise Sales	$40,000	43.1%
Product Sales	52,806	56.9
TOTAL	$92,806	100.0%

Customer A	$36,400	39.2%
Customer B	17,378	18.7
Customer C	16,160	17.4
Customer D	10,000	10.8
Others	12,868	13.9
TOTAL	$92,806	100%

THREE G HOLDINGS, INC. Notes to the Consolidated Financial Statements For the Period from September 17, 2009 (Inception) to December 31, 2009

NOTE 6 – FINANCIAL CONDITION AND GOING CONCERN

The Company has an accumulated deficit through December 31, 2009 totaling $118,791 and had negative working capital of $112,291.  Because of this accumulated deficit, the Company will require additional working capital to develop its business operations.    Additionally, as of March 5, 2010, and March 13, 2010 the Company was in default on repayment of approx. $120,000 in loans (including accrued interest and accrued loan origination fees).  On April 22, 2010 the loans were extended to August 15, 2010 (see Note 7).

The Company has experienced no loan defaults, labor stoppages, legal proceedings or any other operating interruption in 2009.  Therefore, these items will not factor into whether the business continues as a going concern, and accordingly, management has not made any plans to dispose of assets or factor receivables to assist in generating working capital.

The Company intends to raise additional working capital either through private placements, public offerings and/or bank financing, or additional loans from Management if there is need for liquidity. Management may also consider reducing administrative costs. There are no assurances that the Company will be able to either (1) achieve a level of revenues adequate to generate sufficient cash flow from operations; or (2) obtain additional financing through either private placement, public offerings and/or bank financing necessary to support the Company’s working capital requirements.  To the extent that funds generated from private placements, public offerings and/or bank financing are insufficient, the Company will have to raise additional working capital.   No assurance can be given that additional financing will be available, or if available, will be on terms acceptable to the Company.  If adequate working capital is not generated from operations, financing is not available, or the Management cannot loan sufficient funds, the Company may not be able to continue its operations.

Management believes that the efforts it has made to promote its operation will continue for the foreseeable future.  These conditions raise substantial doubt about the Company’s ability to continue as a going concern.  The financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 7 – SUBSEQUENT EVENTS

In February 2010, the FASB issued Accounting Standards Update ("ASU") 2010-09, which amends ASC 855-10, “Subsequent Events”, which establishes general standards for accounting for and disclosure of events that occur after the balance sheet date.  In conjunction with the preparation of these consolidated financial statements, an evaluation of subsequent events was performed through May 13, 2010, the date the financial statements were issued.

As discussed in Note 3, the Company owes a third party two separate $50,000 notes totaling $100,000.  The notes were entered into on September 4, 2009 and October 13, 2009 and were due on March 5, 2010 and March 13, 2010, respectively.  In an agreement dated April 22, 2010 the notes were extended to August 15, 2010, with $10,000 being due by April 30, 2010, and monthly payments at least equal to the interest owed.

No other reportable subsequent events were noted.

NOTE 8 – RECENT ACCOUNTING PRONOUNCEMENTS

In  2009, the FASB issued the following guidance:

FASB ASC 860-10-05:  "Accounting for Transfers of Financial Assets, (Prior authoritative literature: FASB Statement No. 166 -- an amendment of FASB Statement No. 140"), which was effective for the first annual or quarterly period after November 15, 2009.

FASB ASC 810-10-05: "Accounting for Transfers of Financial Assets, (Prior authoritative literature:  FASB Statement No. 167 “Amendments to FASB Interpretation No. 46(R)”). Which was effective the first annual or quarterly period after November 15, 2009.

 FASB ASC 825: “Interim Disclosures about Fair Value of Financial Instruments, (Prior authoritative literature: FSP No. FAS 107-1 and APB 28-1)

FASB ASC 320-10-65-4:  “Recognition and Presentation of Other-Than-Temporary Impairments”, (Prior authoritative literature: FSP No. FAS 115-2 and FAS 124-2).

FASB ASC 820-10-65-4:   “Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly”, (Prior authoritative literature FSP No. FAS 157-4).

Management has reviewed these new standards and believes that they had or will have no material impact on the financial statements of the Company.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 1.          Indemnification of Directors and Officers

Your certificate of incorporation provides that the liability of our officers and directors for monetary damages shall be eliminated to the fullest extent permissible under Nevada Revised Statutes, which includes elimination of liability for monetary damages for defense of civil or criminal actions. The provision does not affect a director’s responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

Article Thirteen of our Articles of Incorporation states:
No director shall be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided, however, that nothing contained herein shall limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for any transaction from which the director derived an improper personal benefit, or (iv) for any act or omission occurring prior to their resignation as a director.

Item 2.          Other Expenses of Issuance and Distribution
All expenses, including all allocated general administrative and overhead expenses, related to the offering or the organization of the Company will be borne by the Company. Neither the company nor any shareholder has paid any premium on any policy to insure or indemnify directors or officers against any liabilities arising from the registration, offering, or sale of these securities.
The following table sets forth a reasonable itemized statement of all anticipated out-of-pocket and overhead expenses (subject to future contingencies) to be incurred in connection with the distribution of the securities being registered, reflecting the minimum and maximum subscription amounts.

	Minimum	Maximum

SEC Filing Fee	$64	$64
Printing and Engraving Expenses	1,000	5,000
Legal Fees and Expenses	2,500	15,500
Edgar Fees	2,800	2,800
Accounting Fees and Expenses	3,000	3,000
Blue Sky fees and Expenses	4,500	7,000
Miscellaneous	2,905	405
TOTAL	$16,769	$33,769

As more shares are sold, we anticipate legal fees to increase due to the likelihood of investors being from other states which could result in state blue sky securities filings. Although our legal fees are not contingent on the number of shares sold, it is likely that the legal fees will increase as our attorney will charge us for these filings. Also, as more shares are sold, our printing expenses will increase.

Item 3.        Undertakings
1(a)	Rule 415 Offering. As the registrant is registering securities under Rule 415 of the Securities Act of 1933, the registrant, as the issuer, will:
         (1)    File, during any period in which it offers or sales are being made, a post-effective amendment to this Registration Statement to:
                (i)    Include any prospectus required by section 10(a)(3) of the Securities Act; and
                (ii)   Reflect in the prospectus any facts or events after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate,, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
                (iii)    Include any additional with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement provided however, that: Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
         (2)    For the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment as a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
         (3)    The Company will remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The Company is not a foreign private issuer.

         (4)    To any purchaser in the initial distribution of the securities, the undersigned registrant under the Securities Act of 1933 undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to his registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)	Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;
(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned registrant;
(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Registrant hereby undertakes to request acceleration of the effective date of the registration statement under Rule 461 of the Securities Act:
                Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act”) may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.
In the event that a claim for indemnification against such liabilities (other than payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed by the Securities Act and will be governed by the final adjudication of such issue.

   1(b)           If the small business issuer is subject to Rule 430C, for the purpose of determining liability to any purchaser, the registrant will:

For each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Item 4.          Unregistered Securities Issued or Sold Within One Year

In September 2009, the Company issued 6,500,000 shares of common stock in exchange for 100 % of the outstanding interests of 3G GLOBAL, LLC, a Texas limited liability company established in 2009. Of the 6,5000,000 shares issued, the President received 6,000,000 shares and two other investors received 300,000 and 200,000, each receiving their stock for their respective ownership in THREE G HOLDINGS, Inc., a Nevada Corporation.  At the date of the exchange, the equity received for these shares was 10,413. This stock was issued under the exemption under the Securities Act of 1933, section 4(2); this section states that transactions by an issuer not involving any public offering is an exempted transaction. The company relied upon this exemption because in a private transaction in September 2009, the shareholders of a private corporation received their respective shares for their ownership of 3G GLOBAL, LLC. The certificates evidencing the securities bear legends stating that the shares may not be offered, sold or otherwise transferred other than pursuant to an effective registration statement under the Securities Act, or an exemption from such registration requirements.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets the requirements for filing on Form S-1 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of Rockwall, State of Texas, on May 13, 2010.

Company Name

By: /s/ Gary Pilant
Gary Pilant, President

In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons, in the capacities and on the dates stated.

Signature	Title	Date

/s/ Gary Pilant	President, Secretary, Director	May 13, 2010
Gary Pilant

/s/ Gary Pilant	Chief Executive Officer	May 13, 2010
Gary Pilant

/s/ Gary Pilant	Chief Financial Officer	May 13, 2010
Gary Pilant

/s/ Gary Pilant	Chief Accounting Officer	May 13, 2010
Gary Pilant

Item 5.       Exhibits

                The following Exhibits are filed as part of the Registration Statement:

Exhibit No.	Identification of Exhibit
2.1	-Articles of Incorporation
2.4	-By Laws
3.1	-Specimen StockCertificate
4.1	-Form of Subscription
10.1	-Consent of The Hall Group CPAs
11.1	-Opinion and Consent of The Law Offices of Bradley D. Harrison